Exhibit 10.3

EXECUTION VERSION

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is effective as of December 1, 2025 and is given by Capstone Holding Corp., a Delaware corporation (the “Guarantor”), with a notice address of 5141 W. 122nd Street, Alsip, IL 60803, in favor of Dream Family Holdings Ltd., a British Columbia company (“Dream Family”), The Jeffery Leech Family Trust (the “Leech Trust”), Jeffery Leech, an individual (“Leech”), Wendi Chiavacci, an individual (“Chiavacci”), Michael Siemens, an individual (“Siemens”), Nathan Thompson, an individual (“Thompson”), and Curt Trierweiler, an individual (“Trierweiler”, together with Dream Family, Leech Trust, Leech, Chiavacci, Siemens, and Thompson, the Holder”), all as represented by Jeffery Leech, in his capacity as the Sellers’ Representative (as defined in the Purchase Agreement referred to below), with a notice address of [____].

RECITALS:

WHEREAS, the Guarantor indirectly owns equity interests of Instone Canada Corp., an Alberta company (“Buyer”);

WHEREAS, the Buyer has issued in favor of Holder that certain promissory note dated as of the date hereof in the original principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) as part of the consideration for the transactions contemplated by that certain Share Purchase Agreement, dated as of even date herewith, by and among the Maker, the Holder and the Sellers’ Representative (the “Purchase Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, pursuant to the terms of the Note, the Guarantor is required to execute and deliver this Guaranty.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Holder as follows:

1.	Guaranty of Payment. The Guarantor hereby guarantees to the Holder, the full and punctual payment of the principal amount of the indebtedness of the Buyer evidenced by the Note and accrued interest thereon and all other amounts owing pursuant to the Note (such obligations are referred to herein as the “Obligations”). The Guarantor acknowledges that it has received copies of the Note and the Purchase Agreement, including all respective exhibits and schedules thereto, has reviewed and understands the Obligations which it has agreed to guaranty the payment of. This Guaranty is an absolute, unconditional and continuing guaranty of the payment of the Obligations when due and not of their collectability. All payments required under this Guaranty shall be made to the Sellers’ Representative. Notwithstanding anything herein to the contrary, neither the Sellers’ Representative nor any of the Holders may seek collection of any of the Obligations from the Guarantor until the passage of one hundred eighty (180) consecutive days after the applicable due date of such Obligations; provided, that if the Guarantor does not pay any of the Obligations when due, then the amount payable by the Guarantor shall accrue interest at a per annum rate equal to two percent (2%) until paid.

2.	Waivers by Guarantor; Holder’s Freedom to Act. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of the Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Buyer, and any other rights that could accrue to a surety against a principal. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with the Obligations and agrees that the Obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Buyer; (ii) any extensions or renewals of any Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Obligations; (iv) the substitution or release of any entity primarily or secondarily liable for the Obligations; (v) the adequacy of any rights the Holder may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Holder might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

3.	Unenforceability of Obligations Against Borrower. The Guarantor waives any and all defenses, claims and discharges of the Buyer pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Buyer any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Buyer in respect of any of the Obligations.

4.	Subrogation; Subordination. Until the payment and performance in full of the Obligations, the Guarantor shall not exercise any subrogation or similar rights against the Buyer arising as a result of payment by the Guarantor hereunder, and will not assert any claim in competition with the Holder in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Buyer in respect of any liability of the Guarantor to the Buyer; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Holder. The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. If the Obligations are not paid in full when due, the Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any indebtedness of the Buyer to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor in trust for the benefit of the Holder and be paid over to the Holder to be applied to the Obligations in accordance with the terms of the Note.

5.	Successors and Assigns. This Guaranty shall be binding upon the Guarantor, and the Guarantor’s successors and assigns, and shall inure to the benefit of and be enforceable by the Holder and its successors, permitted transferees and assigns.

6.	Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Holder and the Guarantor. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

7.	Enforcement Costs. If: (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent Holder in any other proceedings whatsoever in connection with this Guaranty, then Guarantor shall pay to Holder upon demand, without duplication, all reasonable fees, costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees, in addition to all other amounts due hereunder.

8.	Notices. All notices required under this Guaranty shall be (a) delivered personally or by a nationally recognized commercial delivery service or (b) mailed by registered or certified mail (postage prepaid, return receipt requested) to the addresses of the Guarantor and the Holder as set forth in the preamble of this Guaranty, or to such other addresses as the Guarantor and the Holder may specify from time to time in writing.

9.	Governing Law; Jurisdiction and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Federal Law of Canada, for all purposes and in all respects, without giving effect to the conflict of law provisions thereof. Each of the parties to this Guaranty hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Province of British Columbia, in the City of Vancouver, in any proceeding arising out of or relating to this Guaranty or for recognition or enforcement of any judgment, and each of the parties to this Guaranty hereby irrevocably and unconditionally agrees that all claims in respect of any such proceeding may be heard and determined in any such provincial court or, to the extent permitted by Legal Requirements, in such federal court. Each of the parties to this Guaranty agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Legal Requirements. Each of the parties to this Guaranty irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Guaranty in any such above-mentioned courts. Each of the parties to this Guaranty irrevocably waives, to the fullest extent permitted by Legal Requirements, the defense of an inconvenient forum to the maintenance of such proceeding in any such court.

10.	Miscellaneous. This Guaranty shall constitute the entire agreement of the Guarantor and the Holder with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty (or in any amendment, waiver, consent, joinder or supplement hereto or any other document delivered hereunder) shall be deemed to include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

GUARANTOR:

CAPSTONE HOLDING CORP.

By:
Name:	Matthew Lipman
Title:	CEO

ACKNOWLEDGED AND AGREED TO:

HOLDER:

Jeffery Leach, as the Sellers’ Representative

[Signature Page – Guaranty of First Seller Note]